Exhibit 5.1

[Letterhead of Jones Day]

August 4, 2011

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, CA 94501

Re:	Registration on Form S-1 of 51,769,816 Shares of Common Stock of InSite Vision Incorporated

Ladies and Gentlemen:

We have acted as counsel for InSite Vision Incorporated, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, by certain of the Company’s security holders, of (i) 36,978,440 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 14,791,376 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain common stock purchase warrants, each dated as of July 18, 2011 (collectively, the “Warrants”), in each case beneficially owned by the selling security holders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect the registration of the Shares and the Warrant Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares have been validly issued and are fully paid and nonassessable.

2.	The Warrant Shares, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day